Exhibit 99.1

Contact: Mark J. grescovich, President & CEO Lloyd W. Baker, CFO (509) 527-3636 News Release

Banner Corporation Earns $21.0 Million, or $0.61 per Diluted Share, in the Second Quarter of 2016;
Second Quarter Highlighted by Strong Revenue Growth

Walla Walla, WA - July 26, 2016 - Banner Corporation (NASDAQ GSM: BANR), the parent company of Banner Bank and Islanders Bank, today reported strong revenue generation propelled by growth from recent acquisitions that contributed to solid second quarter earnings.  Net income in the second quarter of 2016 increased to $21.0 million, or $0.61 per diluted share, compared to $17.8 million, or $0.52 per diluted share, in the preceding quarter and $13.2 million, or $0.64 per diluted share, in the second quarter a year ago.  The current quarter results were impacted by $2.4 million of acquisition-related expenses which, net of tax benefit, reduced net income by $0.05 per diluted share, and the preceding quarter results were impacted by $6.8 million of acquisition-related expenses which, net of tax benefit, reduced net income by $0.13 per diluted share.

In the first six months of 2016, net income increased to $38.7 million, or $1.14 per diluted share, compared to $25.4 million, or $1.25 per diluted share, in the first six months of 2015.

“Our second quarter performance clearly demonstrates the positive contribution from the AmericanWest acquisition and shows that our strategic plan is effective as we continue to build shareholder value,” stated Mark J. Grescovich, President and Chief Executive Officer.  “The merger integration continues to move along smoothly with the final stages of our electronic banking systems conversion scheduled for the third quarter.  This strategic combination is allowing us to deploy our super community bank model through a strengthened presence in Washington, Oregon and Idaho, as well as expanded opportunities in attractive growth markets in California and Utah. As we deploy our super community bank business model across five western states, the combined bank is benefiting from our increased scale and diversified geographic footprint with important economic drivers and significant growth opportunities.”

At June 30, 2016, Banner Corporation had $9.92 billion in assets, $7.24 billion in net loans and $7.92 billion in deposits.  It operates 190 branch offices located in nine of the top 20 largest western Metropolitan Statistical Areas by population.

Second Quarter 2016 Highlights

•	Net income increased to $21.0 million, compared to $17.8 million in the preceding quarter and increased 58% compared to $13.2 million in the second quarter of 2015.
•	Acquisition-related expenses were $2.4 million which, net of tax benefit, reduced net income by $0.05 per diluted share for the quarter ended June 30, 2016.
•	Revenues from core operations* increased to $114.4 million, compared to $111.0 million in the preceding quarter and increased 71% compared to $66.8 million in the second quarter a year ago.
•	Net interest margin expanded to 4.20% for the current quarter, compared to 4.13% in the first quarter of 2016 and 4.19% a year ago.
•	Excluding acquisition accounting adjustments, the net interest margin before discount accretion* was 4.01%, the same as in the preceding quarter and was 4.15% in the second quarter a year ago.
•	Deposit fees and other service charges were $12.2 million, compared to $11.8 million in the preceding quarter and $9.6 million a year ago.
•	Revenues from mortgage banking operations were $6.6 million compared to $5.6 million in the preceding quarter and $4.7 million a year ago.
•	Provision for loan losses was $2.0 million.
•	Net loans increased by $3.08 billion, or 74% year-over-year and increased $136.8 million during the current quarter.
•	Total deposits increased by $3.62 billion, or 84%, compared to a year ago and decreased $110.0 million during the current quarter.
•	Core deposits increased by $3.18 billion, or 90%, year-over-year, and represented 85% of total deposits at June 30, 2016.
•	Declared quarterly dividend to shareholders of $0.21 per share.
•	Common stockholders' tangible equity per share* increased to $30.86 at June 30, 2016, compared to $30.38 at the preceding quarter end and $30.22 a year ago.
•	The ratio of tangible common stockholders' equity to tangible assets* remained strong at 11.00% at June 30, 2016 compared to 10.98% at the preceding quarter end and 12.26% a year ago.

BANR - Second Quarter 2016 Results
July 26, 2016

*Revenues from core operations and non-interest income from core operations (both of which exclude fair value adjustments and gains and losses on the sale of securities), acquisition accounting impact on net interest margin, non-interest expense from core operations (which excludes acquisition-related costs), the adjusted allowance for loan losses (which includes net loan discounts on acquired loans) and references to tangible common stockholders' equity per share and the ratio of tangible common equity to tangible assets (both of which exclude goodwill and other intangible assets) represent non-GAAP (Generally Accepted Accounting Principles) financial measures. Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in Banner's core operations reflected in the current quarter's results and facilitate the comparison of our performance with the performance of our peers.  Where applicable, comparable earnings information using GAAP financial measures is also presented.  See also Non-GAAP Financial Measures reconciliation tables on the last three pages of this press release.

Acquisition of AmericanWest Bank

Effective October 1, 2015, Banner completed the acquisition of Starbuck Bancshares, Inc. ("Starbuck") and its wholly owned subsidiary AmericanWest Bank.  The merger was accounted for using the acquisition method of accounting.  Accordingly, the acquired assets (including identifiable intangible assets) and assumed liabilities of Starbuck were recognized at their respective estimated fair values as of the merger date.  The excess of the purchase price over the fair value of the net assets acquired was allocated to goodwill.  The fair value on the merger date represents management's best estimates based on available information and facts and circumstances in existence on the merger date.  The acquisition accounting is subject to adjustment within a post-closing measurement period.  During the second quarter of 2016, post-closing adjustments reduced goodwill by $228,000 and totaled $3.2 million in the first six months of 2016.

In addition to the acquisition of AmericanWest Bank, the acquisition of Siuslaw Financial Group and its wholly-owned subsidiary Siuslaw Bank ("Siuslaw") on March 6, 2015 had a significant impact on the current and historical operating results of Banner.  For additional details regarding acquisitions and merger related expenses, see the tables under Business Combinations on page 11 of this press release.

Income Statement Review

Banner’s second quarter net interest income, before the provision for loan losses, increased to $93.1 million, compared to $91.0 million in the preceding quarter.  The second quarter 2016 net interest income increased 81% compared to $51.5 million in the second quarter a year ago, largely reflecting the acquisition of AmericanWest Bank and continued client acquisition.  In the first six months of 2016, Banner’s net interest income, before the provision for loan losses, increased 88% to $184.2 million compared to $98.0 million in the first six months of 2015.

“Our net interest margin expanded seven basis points compared to the preceding quarter and was virtually unchanged compared to a year ago as a result of increased accretion of acquisition accounting discounts,” said Grescovich.  “By contrast, excluding the accretion impact of acquisition accounting, the net interest margin before discount accretion was unchanged compared to the preceding quarter, but declined by fourteen basis points compared to a year ago.”

Net interest margin is enhanced by the amortization of acquisition accounting discounts on purchased loans acquired in the acquisitions, which are accreted into loan interest income, as well as by net premiums on non-market-rate certificate of deposit liabilities assumed, which are amortized as a reduction to deposit interest expense.  Banner's net interest margin was 4.20% for the second quarter of 2016, which included 14 basis points as a result of accretion from acquisition accounting loan discounts, two basis points from the amortization of deposit premiums and three basis points as a result of the impact of the net loan acquisition discounts on average earning assets from both the AmericanWest Bank and Siuslaw acquisitions, compared to a net interest margin of 4.13% in the preceding quarter and 4.19% in the second quarter a year ago.  Excluding the effects of acquisition accounting, the net interest margin before discount accretion was 4.01% in the second quarter and the preceding quarter and 4.15% in the second quarter a year ago.  The decline compared to a year earlier primarily reflects lower average yields on the loans acquired in the AmericanWest acquisition as well as the proportionally larger size of the securities portfolio following that acquisition.

Average interest-earning asset yields increased six basis points to 4.38% compared to 4.32% for the preceding quarter and decreased three basis points from 4.41% for the second quarter a year ago.  Loan yields increased eight basis points compared to the preceding quarter and decreased four basis points from the second quarter a year ago.  The accretion of discounts and related balance sheet impact on the loans acquired through the acquisitions added 18 basis points to reported loan yields for the quarter.  Deposit costs decreased one basis point compared to the preceding quarter and decreased two basis points compared to the second quarter a year ago.  Amortization of acquisition accounting net premiums on certificates of deposit reduced the cost of deposits by two basis points in the second quarter 2016.  The total cost of funds remained unchanged at 0.20% during the second quarter compared to the preceding quarter and declined three basis points compared to 0.23% for the second quarter a year ago.

“Our credit quality metrics continue to reflect our moderate risk profile,” said Grescovich.  “However, as expected, due to loan growth and the post-purchase renewal-driven migration of acquired loans out of the discounted loan portfolio, Banner recorded a $2.0 million provision for loan losses during the second quarter.  This compares to no provision during the preceding quarter or year ago quarter.

BANR - Second Quarter 2016 Results
July 26, 2016

“Revenues from mortgage banking remain strong, as home purchase and refinance activity continues to flourish in our markets and Banner’s increased market presence and investment in this business line continues to produce solid results,” said Grescovich.   "In addition, for the quarter we recognized $1.0 million of gains on the sale of multifamily loans."  Mortgage banking revenues including gains on multifamily loan sales increased 17% to $6.6 million in the second quarter compared to $5.6 million in the preceding quarter and increased 41% compared to $4.7 million in the second quarter of 2015.  Home purchase activity accounted for 66% of second quarter one- to four-family mortgage banking loan originations.  In the first six months of 2016, mortgage banking revenues increased 39% to $12.3 million compared to $8.8 million in the same period one year ago.  Gains on the sale of multifamily loans were $1.7 million for the first six months of 2016.

Deposit fees and other service charges increased 3% to $12.2 million in the second quarter compared to $11.8 million in the preceding quarter and increased 28% compared to $9.6 million in the second quarter a year ago.  Year-to-date, deposit fees and other service charges increased 36% to $24.0 million compared to $17.7 million in the first six months of 2015.

Total revenues were $113.7 million for the quarter ended June 30, 2016, compared to $111.0 million in the preceding quarter and $67.6 million in the second quarter a year ago.  Revenues from core operations* (revenues excluding gains and losses on the sale of securities and net change in valuation of financial instruments) increased 3% to $114.4 million in the second quarter ended June 30, 2016, compared to $111.0 million in the preceding quarter and increased 71% compared to $66.8 million in the second quarter of 2015.  Total revenues for the first six months of 2016 were $224.7 million compared to $127.8 million in the first six months of 2015, with the significant increase largely attributable to the acquisition of AmericanWest Bank.  Year-to-date, revenues from core operations* increased 78% to $225.4 million compared to $126.5 million in the first six months of 2015.

Banner’s second quarter 2016 results included a $377,000 net loss for fair value adjustments as a result of changes in the valuation of financial instruments carried at fair value, as well as a $380,000 net loss on the sale of securities.  In the preceding quarter, results included a $29,000 net gain for fair value adjustments, as well as a $21,000 net gain on the sale of securities.  In the second quarter a year ago, results included a $797,000 net gain for fair value adjustments, which was partially offset by $28,000 in net loss on the sale of securities.

Total non-interest income, which includes the changes in the valuation of financial instruments carried at fair value and gains and losses on the sale of securities, was $20.5 million in the second quarter of 2016, compared to $20.0 million in the first quarter of 2016 and $16.1 million in the second quarter a year ago.  Non-interest income from core operations,* which excludes gains and losses on sale of securities and net changes in the valuation of financial instruments, was $21.3 million, compared to $19.9 million for the second quarter of 2016 and $15.4 million in the second quarter a year ago.  For the first six months of the year, Banner’s total non-interest income was $40.5 million compared to $29.8 million in the same period a year ago and non-interest income from core operations* was $41.2 million compared to $28.5 million for the same periods, respectively.

Banner’s total non-interest expenses were $79.9 million in the second quarter of 2016, compared to $84.0 million in the preceding quarter and $47.7 million in the second quarter of 2015.  The year-over-year increase in non-interest expenses was largely attributable to acquisition-related expenses and incremental costs associated with operating the 98 branches and the related operations acquired in the AmericanWest Bank merger on October 1, 2015, as well as generally increased compensation, occupancy and payment and card processing services reflecting increased transaction volume.  There were $2.4 million in acquisition-related expenses in the current quarter compared to $6.8 million in the preceding quarter and $3.9 million in the second quarter a year ago.  In addition, during the quarter, $1.4 million of expense was accrued for product benefits that we have determined were not properly credited to certain clients in prior periods.  The errors were the result of systems processes that have since been rectified and primarily related to bonus interest accruals over a six year period.  In the first six months of 2016, total non-interest expenses were $163.9 million compared to $89.6 million in the first six months of 2015.

For the second quarter of 2016, Banner recorded $10.8 million in state and federal income tax expense for an effective tax rate of 34.1%, which reflects normal statutory tax rates reduced by the effect of tax-exempt income and certain tax credits.

Balance Sheet Review

Banner’s total assets increased by 91% to $9.92 billion at June 30, 2016, compared to $5.19 billion a year ago, largely as a result of the AmericanWest Bank acquisition but also due to organic growth.  Total assets were $9.75 billion at March 31, 2016.  The total of securities and interest-bearing deposits held at other banks was $1.54 billion at June 30, 2016, compared to $1.59 billion at March 31, 2016 and $650.9 million a year ago.  The increase in the securities portfolio compared to a year earlier is primarily a result of securities held by AmericanWest at the time of the merger.  The average effective duration of Banner's securities portfolio was approximately 2.6 years at June 30, 2016 compared to 2.9 years at March 31, 2016.

“Net loans increased by $3.08 billion, or 74%, year-over-year due to the AmericanWest Bank acquisition and strong organic growth.  Net loans increased 2% compared to the preceding quarter end.  Loan production remains solid, as does the regional economy, and we continue to see significant potential for growth in our loan origination pipelines,” said Grescovich.

BANR - Second Quarter 2016 Results
July 26, 2016

Net loans increased 74% to $7.24 billion at June 30, 2016, compared to $4.17 billion a year ago.  Net loans were $7.11 billion at March 31, 2016.  Commercial real estate and multifamily real estate loans increased 2% to $3.49 billion at June 30, 2016, compared to $3.44 billion at March 31, 2016, and increased 92% compared to $1.82 billion a year ago.  Commercial business loans increased 1% to $1.23 billion at June 30, 2016, compared to $1.22 billion three months earlier and increased 52% compared to $811.6 million a year ago.  Agricultural business loans increased 9% to $370.5 million at June 30, 2016, compared to $340.4 million three months earlier and increased 60% compared to $231.0 million a year ago.  Total construction, land and land development loans increased 13% to $713.3 million at June 30, 2016, compared to $632.1 million at March 31, 2016, and increased 56% compared to $457.3 million a year earlier.

Banner’s total deposits were $7.92 billion at June 30, 2016, a slight decline compared to $8.03 billion at March 31, 2016, due to seasonal factors as well as the managed run off of certificates of deposit, but increased 84% compared to $4.30 billion a year ago.  In connection with certain product changes earlier in the year, Banner converted approximately $420 million of former AmericanWest Bank interest-bearing deposits to non-interest-bearing deposits during the preceding quarter.  As a result of the product changes, in addition to organic growth, non-interest-bearing account balances increased 104% to $3.02 billion at June 30, 2016, compared to $1.48 billion a year ago.  Interest-bearing transaction and savings accounts increased 80% to $3.69 billion compared to $2.05 billion a year ago.  Certificates of deposit increased 58% to $1.21 billion at June 30, 2016, compared to $765.8 million a year earlier.  Brokered deposits totaled $93.0 million at June 30, 2016, compared to $135.6 million at March 31, 2016 and $9.6 million a year ago.

Core deposits represented 85% of total deposits at June 30, 2016, compared to 84% of total deposits at March 31, 2016 and 82% of total deposits a year earlier.  The cost of deposits was 0.14% for the quarter ended June 30, 2016, a one basis point decrease from 0.15% in the preceding quarter, and declined two basis points from 0.16% for the quarter ended June 30, 2015.

At June 30, 2016, total common stockholders' equity was $1.34 billion, or $38.97 per share, compared to $1.32 billion at March 31, 2016 and $660.7 million a year ago.  The year-over-year increase was mostly due to 13.23 million shares of voting common and non-voting common stock issued on October 1, 2015 in connection with the AmericanWest Bank acquisition, which were valued at $47.67 per share and increased stockholders’ equity by $630.7 million.  At June 30, 2016, tangible common stockholders' equity*, which excludes goodwill and other intangible assets, was $1.06 billion, or 11.00% of tangible assets*, compared to $1.04 billion, or 10.98% of tangible assets, at March 31, 2016, and $633.8 million, or 12.26% of tangible assets, a year ago.  Banner's tangible book value per share* increased to $30.86 at June 30, 2016, compared to $30.22 per share a year ago.

Banner Corporation and its subsidiary banks continue to maintain capital levels in excess of the requirements to be categorized as “well-capitalized” under the Basel III and Dodd Frank regulatory standards.  At June 30, 2016, Banner Corporation's common equity Tier 1 capital ratio was 11.85%, its Tier 1 leverage capital to average assets ratio was 11.43%, and its total capital to risk-weighted assets ratio was 13.51%.

Credit Quality

In accordance with acquisition accounting, loans acquired from AmericanWest Bank and Siuslaw were recorded at their estimated fair value, which resulted in a net discount to the loans’ contractual amounts, of which a portion reflects a discount for possible credit losses.  Credit discounts are included in the determination of fair value and as a result no allowance for loan and lease losses is recorded for acquired loans at the acquisition date.  Although the discount recorded on the acquired loans is not reflected in the allowance for loan losses or related allowance coverage ratios, we believe it should be considered when comparing the current ratios to similar ratios in periods prior to the acquisitions of AmericanWest Bank and Siuslaw.

The allowance for loan losses was $81.3 million at June 30, 2016, or 1.11% of total loans outstanding and 321% of non-performing loans compared to $77.3 million at June 30, 2015, or 1.82% of total loans outstanding and 332% of non-performing loans.  Banner had net recoveries of $1.1 million in the second quarter compared to net recoveries of $189,000 in the first quarter of 2016 and net recoveries of $2.0 million in the second quarter a year ago.  However, primarily as a result of loan growth and the post-purchase renewal-driven migration of acquired loans out of the discounted loan portfolio, Banner recorded a $2.0 million provision for loan losses in the current quarter.  If the allowance for loan losses were grossed up for the remaining loan discount, the adjusted allowance for loan losses to adjusted loans would have been 1.63% as of June 30, 2016.  Non-performing loans were $25.3 million at June 30, 2016, compared to $15.6 million at March 31, 2016 and $23.2 million a year ago.  Real estate owned and other repossessed assets decreased to $6.4 million at June 30, 2016, compared to $7.4 million at March 31, 2016, but increased slightly compared to $6.1 million a year ago.

Banner's non-performing assets were 0.32% of total assets at June 30, 2016, compared to 0.24% at March 31, 2016 and 0.57% a year ago.  Non-performing assets were $31.7 million at June 30, 2016, compared to $23.0 million at March 31, 2016 and $29.4 million a year ago.  In addition to non-performing assets, purchased credit-impaired loans decreased to $45.4 million at June 30, 2016 compared to $53.3 million at March 31, 2016 and $5.5 million a year ago.

BANR - Second Quarter 2016 Results
July 26, 2016

Conference Call

Banner will host a conference call on Wednesday, July 27, 2016, at 8:00 a.m. PDT, to discuss its second quarter results.  To listen to the call on-line, go to www.bannerbank.com.  Investment professionals are invited to dial (866) 235-9915 to participate in the call.  A replay will be available for one week at (877) 344-7529 using access code 10088761, or at www.bannerbank.com.

About the Company

On October 1, 2015, Banner Corporation completed the acquisition of AmericanWest Bank which was merged into Banner Bank, a transformational merger that brought together two financially strong, well-respected institutions and created a leading Western bank.  Banner Corporation is now a $9.9 billion bank holding company operating two commercial banks in five Western states through a network of branches offering a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans.  Visit Banner Bank on the Web at www.bannerbank.com.

Forward-Looking Statements

When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made and based only on information then actually known to Banner.  Banner does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.  These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements and could negatively affect Banner's operating and stock price performance.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from the merger of Banner Bank and Siuslaw Bank and the merger of Banner Bank and AmericanWest Bank might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans originated and loans acquired from other financial institutions; (3) results of examinations by regulatory authorities, including the possibility that any such regulatory authority may, among other things, require increases in the allowance for loan losses or writing down of assets; (4) competitive pressures among depository institutions; (5) interest rate movements and their impact on customer behavior and net interest margin; (6) the impact of repricing and competitors' pricing initiatives on loan and deposit products; (7) fluctuations in real estate values; (8) the ability to adapt successfully to technological changes to meet customers' needs and developments in the market place; (9) the ability to access cost-effective funding; (10) changes in financial markets; (11) changes in economic conditions in general and in Washington, Idaho, Oregon, Utah and California in particular; (12) the costs, effects and outcomes of litigation; (13) new legislation or regulatory changes, including but not limited to the Dodd-Frank Act and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act and the implementation of the Basel III capital standards, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (14) changes in accounting principles, policies or guidelines; (15) future acquisitions by Banner of other depository institutions or lines of business; (16) future goodwill impairment due to changes in Banner's business, changes in market conditions, or other factors and (17) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services; and other risks detailed from time to time in our filings with the Securities and Exchange Commission including our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K.

BANR - Second Quarter 2016 Results
July 26, 2016

RESULTS OF OPERATIONS	Quarters Ended			Six months ended
(in thousands except shares and per share data)	Jun 30, 2016	Mar 31, 2016	Jun 30, 2015	Jun 30, 2016	Jun 30, 2015

INTEREST INCOME:
Loans receivable	$88,935	$86,958	$51,078	$175,893	$97,443
Mortgage-backed securities	5,274	5,390	1,275	10,664	2,302
Securities and cash equivalents	3,112	2,953	1,723	6,065	3,400
	97,321	95,301	54,076	192,622	103,145
INTEREST EXPENSE:
Deposits	2,771	2,946	1,768	5,717	3,501
Federal Home Loan Bank advances	339	279	3	618	20
Other borrowings	78	75	48	153	91
Junior subordinated debentures	985	958	800	1,944	1,541
	4,173	4,258	2,619	8,432	5,153
Net interest income before provision for loan losses	93,148	91,043	51,457	184,190	97,992
PROVISION FOR LOAN LOSSES	2,000	—	—	2,000	—
Net interest income	91,148	91,043	51,457	182,190	97,992
NON-INTEREST INCOME:
Deposit fees and other service charges	12,213	11,818	9,563	24,031	17,689
Mortgage banking operations	6,625	5,643	4,703	12,268	8,812
Bank owned life insurance	1,128	1,185	453	2,313	891
Miscellaneous	1,328	1,263	653	2,592	1,136
	21,294	19,909	15,372	41,204	28,528
Net gain (loss) on sale of securities	(380)	21	(28)	(359)	(537)
Net change in valuation of financial instruments carried at fair value	(377)	29	797	(348)	1,847
Total non-interest income	20,537	19,959	16,141	40,497	29,838
NON-INTEREST EXPENSE:
Salary and employee benefits	45,175	46,564	26,744	91,738	51,031
Less capitalized loan origination costs	(4,907)	(4,250)	(3,787)	(9,157)	(6,625)
Occupancy and equipment	11,052	10,388	6,357	21,440	12,363
Information / computer data services	4,852	4,920	2,273	9,772	4,526
Payment and card processing services	5,501	4,785	3,742	10,286	6,758
Professional services	865	2,614	721	3,479	1,536
Advertising and marketing	2,474	1,734	2,198	4,207	3,808
Deposit insurance	1,311	1,338	625	2,649	1,192
State/municipal business and use taxes	770	838	455	1,608	908
Real estate operations	137	397	167	534	191
Amortization of core deposit intangibles	1,808	1,808	367	3,615	983
Miscellaneous	8,437	6,085	3,987	14,526	7,445
	77,475	77,221	43,849	154,697	84,116
Acquisition related costs	2,412	6,813	3,885	9,224	5,533
Total non-interest expense	79,887	84,034	47,734	163,921	89,649
Income before provision for income taxes	31,798	26,968	19,864	58,766	38,181
PROVISION FOR INCOME TAXES	10,841	9,194	6,615	20,035	12,798
NET INCOME	$20,957	$17,774	$13,249	$38,731	$25,383
Earnings per share available to common shareholders:
Basic	$0.62	$0.52	$0.64	$1.14	$1.25
Diluted	$0.61	$0.52	$0.64	$1.14	$1.25
Cumulative dividends declared per common share	$0.21	$0.21	$0.18	$0.42	$0.36
Weighted average common shares outstanding:
Basic	34,069,887	34,023,800	20,725,833	34,053,105	20,245,905
Diluted	34,117,151	34,103,727	20,789,533	34,090,647	20,301,448
Increase (decrease) in common shares outstanding	129,109	(20,804)	(5,960)	108,305	1,399,133

BANR - Second Quarter 2016 Results
July 26, 2016

FINANCIAL CONDITION					Percentage Change
(in thousands except shares and per share data)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Jun 30, 2015	Prior Qtr	Prior Yr Qtr

ASSETS
Cash and due from banks	$158,446	$153,706	$117,657	$85,598	3.1%	85.1%
Interest-bearing deposits	76,210	106,864	144,260	98,376	(28.7)%	(22.5)%
Total cash and cash equivalents	234,656	260,570	261,917	183,974	(9.9)%	27.5%
Securities - trading	33,753	33,994	34,134	32,404	(0.7)%	4.2%
Securities - available for sale	1,177,757	1,199,279	1,138,573	387,876	(1.8)%	203.6%
Securities - held to maturity	254,666	246,320	220,666	132,197	3.4%	92.6%
Federal Home Loan Bank stock	23,347	13,347	16,057	6,120	74.9%	281.5%
Loans held for sale	113,230	47,523	44,712	1,154	138.3%	nm
Loans receivable	7,325,925	7,185,999	7,314,504	4,245,322	1.9%	72.6%
Allowance for loan losses	(81,318)	(78,197)	(78,008)	(77,329)	4.0%	5.2%
Net loans	7,244,607	7,107,802	7,236,496	4,167,993	1.9%	73.8%
Accrued interest receivable	30,052	30,674	29,627	16,792	(2.0)%	79.0%
Real estate owned held for sale, net	6,147	7,207	11,627	6,105	(14.7)%	0.7%
Property and equipment, net	167,597	168,807	167,604	101,141	(0.7)%	65.7%
Goodwill	244,583	244,811	247,738	21,148	(0.1)%	nm
Other intangibles, net	33,724	35,598	37,472	5,743	(5.3)%	nm
Bank-owned life insurance	158,001	156,928	156,865	71,744	0.7%	120.2%
Other assets	194,085	192,734	192,810	59,867	0.7%	224.2%
Total assets	$9,916,205	$9,745,594	$9,796,298	$5,194,258	1.8%	90.9%
LIABILITIES
Deposits:
Non-interest-bearing	$3,023,986	$3,036,330	$2,619,618	$1,484,315	(0.4)%	103.7%
Interest-bearing transaction and savings accounts	3,687,118	3,705,658	4,081,580	2,047,050	(0.5)%	80.1%
Interest-bearing certificates	1,208,671	1,287,873	1,353,870	765,780	(6.1)%	57.8%
Total deposits	7,919,775	8,029,861	8,055,068	4,297,145	(1.4)%	84.3%
Advances from Federal Home Loan Bank at fair value	325,383	75,400	133,381	236	331.5%	nm
Customer repurchase agreements and other borrowings	112,308	106,132	98,325	94,523	5.8%	18.8%
Junior subordinated debentures at fair value	93,298	92,879	92,480	84,694	0.5%	10.2%
Accrued expenses and other liabilities	87,441	81,485	76,511	36,131	7.3%	142.0%
Deferred compensation	39,483	39,682	40,474	20,879	(0.5)%	89.1%
Total liabilities	8,577,688	8,425,439	8,496,239	4,533,608	1.8%	89.2%
SHAREHOLDERS' EQUITY
Common stock	1,263,085	1,262,050	1,261,174	628,327	0.1%	101.0%
Retained earnings	63,967	50,230	39,615	32,096	27.3%	99.3%
Other components of shareholders' equity	11,465	7,875	(730)	227	45.6%	nm
Total shareholders' equity	1,338,517	1,320,155	1,300,059	660,650	1.4%	102.6%
Total liabilities and shareholders' equity	$9,916,205	$9,745,594	$9,796,298	$5,194,258	1.8%	90.9%
Common Shares Issued:
Shares outstanding at end of period	34,350,560	34,221,451	34,242,255	20,970,681
Common shareholders' equity per share (1)	$38.97	$38.58	$37.97	$31.50
Common shareholders' tangible equity per share (1) (2)	$30.86	$30.38	$29.64	$30.22
Common shareholders' tangible equity to tangible assets (2)	11.00%	10.98%	10.67%	12.26%
Consolidated Tier 1 leverage capital ratio	11.85%	11.28%	11.06%	13.89%

(1)	Calculation is based on number of common shares outstanding at the end of the period rather than weighted average shares outstanding.
(2)
Common shareholders' tangible equity excludes goodwill and other intangible assets.  Tangible assets exclude goodwill and other intangible assets.  These ratios represent non-GAAP financial measures.  See also Non-GAAP Financial Measures reconciliation tables on the last three pages of the press release tables.

BANR - Second Quarter 2016 Results
July 26, 2016

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
					Percentage Change
LOANS	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Jun 30, 2015	Prior Qtr	Prior Yr Qtr

Commercial real estate:
Owner occupied	$1,351,015	$1,328,034	$1,327,807	$616,324	1.7%	119.2%
Investment properties	1,849,123	1,805,243	1,765,353	996,714	2.4%	85.5%
Multifamily real estate	287,783	307,019	472,976	205,276	(6.3)%	40.2%
Commercial construction	105,594	87,711	72,103	45,137	20.4%	133.9%
Multifamily construction	97,697	79,737	63,846	60,075	22.5%	62.6%
One- to four-family construction	330,474	297,348	278,469	230,554	11.1%	43.3%
Land and land development:
Residential	156,964	142,841	126,773	105,146	9.9%	49.3%
Commercial	22,578	24,493	33,179	16,419	(7.8)%	37.5%
Commercial business	1,231,182	1,224,915	1,207,944	811,623	0.5%	51.7%
Agricultural business including secured by farmland	370,515	340,350	376,531	230,964	8.9%	60.4%
One- to four-family real estate	878,986	910,719	952,633	541,807	(3.5)%	62.2%
Consumer:
Consumer secured by one- to four-family real estate	485,545	481,590	478,420	244,216	0.8%	98.8%
Consumer-other	158,469	155,999	158,470	141,067	1.6%	12.3%
Total loans outstanding	$7,325,925	$7,185,999	$7,314,504	$4,245,322	1.9%	72.6%
Restructured loans performing under their restructured terms	$18,835	$19,450	$21,777	$26,114
Loans 30 - 89 days past due and on accrual (1)	$14,447	$28,264	$18,834	$4,185
Total delinquent loans (including loans on non-accrual), net (2)	$38,038	$43,986	$30,994	$27,476
Total delinquent loans / Total loans outstanding	0.52%	0.61%	0.42%	0.65%

(1)	Includes $1.4 million of purchased credit-impaired loans at June 30, 2016 compared to $1.6 million at March 31, 2016, $4.3 million at December 31, 2015, and none at June 30, 2015.
(2)
Delinquent loans include $4.4 million of delinquent purchased credit-impaired loans at June 30, 2016 compared to $4.9 million at March 31, 2016, $6.3 million at December 31, 2015 and $1.1 million at June 30, 2015.

LOANS BY GEOGRAPHIC LOCATION	Jun 30, 2016		Mar 31, 2016		Dec 31, 2015		Jun 30, 2015
	Amount	Percentage	Amount	Percentage	Amount	Percentage	Amount	Percentage

Washington	$3,401,656	46.4%	$3,333,912	46.4%	$3,343,112	45.7%	$2,405,570	56.7%
Oregon	1,461,906	20.0%	1,420,749	19.8%	1,446,531	19.8%	1,133,563	26.7%
California	1,184,392	16.2%	1,173,203	16.3%	1,234,016	16.9%	76,615	1.8%
Idaho	505,594	6.9%	493,905	6.9%	496,870	6.8%	339,554	8.0%
Utah	294,102	4.0%	289,082	4.0%	325,011	4.4%	8,339	0.2%
Other	478,275	6.5%	475,148	6.6%	468,964	6.4%	281,681	6.6%
Total loans	$7,325,925	100.0%	$7,185,999	100.0%	$7,314,504	100.0%	$4,245,322	100.0%

BANR - Second Quarter 2016 Results
July 26, 2016

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Quarters Ended			Six months ended
CHANGE IN THE	Jun 30, 2016	Mar 31, 2016	Jun 30, 2015	Jun 30, 2016	Jun 30, 2015
ALLOWANCE FOR LOAN LOSSES
Balance, beginning of period	$78,197	$78,008	$75,365	$78,008	$75,907
Provision for loan losses	2,000	—	—	2,000	—
Recoveries of loans previously charged off:
Commercial real estate	26	38	197	64	211
Multifamily real estate	—	—	113	—	113
Construction and land	124	471	843	595	951
One- to four-family real estate	558	12	93	570	99
Commercial business	622	720	499	1,342	677
Agricultural business, including secured by farmland	160	17	1,225	177	1,520
Consumer	249	207	236	456	282
	1,739	1,465	3,206	3,204	3,853
Loans charged off:
Commercial real estate	—	(180)	(64)	(180)	(64)
Construction and land	—	—	(2)	—	(2)
One- to four-family real estate	(34)	—	(40)	(34)	(115)
Commercial business	(171)	(139)	(327)	(310)	(434)
Agricultural business, including secured by farmland	—	(567)	(246)	(567)	(1,064)
Consumer	(413)	(390)	(563)	(803)	(752)
	(618)	(1,276)	(1,242)	(1,894)	(2,431)
Net recoveries	1,121	189	1,964	1,310	1,422
Balance, end of period	$81,318	$78,197	$77,329	$81,318	$77,329
Net recoveries / Average loans outstanding	0.015%	0.003%	0.047%	0.018%	0.035%

ALLOCATION OF
ALLOWANCE FOR LOAN LOSSES	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Jun 30, 2015
Specific or allocated loss allowance:
Commercial real estate	$20,149	$19,732	$20,716	$18,948
Multifamily real estate	1,515	2,853	4,195	4,273
Construction and land	31,861	29,318	27,131	25,415
One- to four-family real estate	2,204	2,170	4,732	8,542
Commercial business	17,758	15,118	13,856	13,184
Agricultural business, including secured by farmland	2,891	4,282	3,645	2,679
Consumer	3,743	3,541	902	780
Total allocated	80,121	77,014	75,177	73,821
Unallocated	1,197	1,183	2,831	3,508
Total allowance for loan losses	$81,318	$78,197	$78,008	$77,329
Allowance for loan losses / Total loans outstanding	1.11%	1.09%	1.07%	1.82%
Allowance for loan losses / Non-performing loans	321%	501%	512%	332%

BANR - Second Quarter 2016 Results
July 26, 2016

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Jun 30, 2015
NON-PERFORMING ASSETS
Loans on non-accrual status:
Secured by real estate:
Commercial	$11,753	$4,145	$3,751	$1,072
Multifamily	31	—	—	—
Construction and land	1,738	2,250	2,260	3,153
One- to four-family	3,512	4,803	4,700	5,662
Commercial business	1,426	1,558	2,159	179
Agricultural business, including secured by farmland	4,459	663	697	1,560
Consumer	1,165	906	703	861
	24,084	14,325	14,270	12,487
Loans more than 90 days delinquent, still on accrual:
Secured by real estate:
Commercial	—	—	—	1,835
Multifamily	—	—	—	570
Construction and land	—	—	—	5,951
One- to four-family	896	1,039	899	1,976
Commercial business	—	—	8	—
Consumer	337	251	45	472
	1,233	1,290	952	10,804
Total non-performing loans	25,317	15,615	15,222	23,291
Real estate owned (REO)	6,147	7,207	11,627	6,105
Other repossessed assets	256	202	268	—
Total non-performing assets	$31,720	$23,024	$27,117	$29,396
Total non-performing assets / Total assets	0.32%	0.24%	0.28%	0.57%
Purchased credit-impaired loans, net	$45,376	$53,271	$58,600	$5,458

	Quarters Ended			Six months ended
REAL ESTATE OWNED	Jun 30, 2016	Mar 31, 2016	Jun 30, 2015	Jun 30, 2016	Jun 30, 2015
Balance, beginning of period	$7,207	$11,627	$4,922	$11,627	$3,352
Additions from loan foreclosures	376	2	1,473	378	2,141
Additions from acquisitions	—	400	—	400	2,525
Additions from capitalized costs	—	—	298	—	298
Proceeds from dispositions of REO	(1,656)	(4,666)	(511)	(6,322)	(2,249)
Gain on sale of REO	651	49	105	700	220
Valuation adjustments in the period	(431)	(205)	(182)	(636)	(182)
Balance, end of period	$6,147	$7,207	$6,105	$6,147	$6,105

BANR - Second Quarter 2016 Results
July 26, 2016

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

DEPOSIT COMPOSITION					Percentage Change
	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Jun 30, 2015	Prior Qtr	Prior Yr Qtr

Non-interest-bearing	$3,023,986	$3,036,330	$2,619,618	$1,484,315	(0.4)%	103.7%
Interest-bearing checking	830,625	767,460	1,159,846	477,492	8.2%	74.0%
Regular savings accounts	1,321,518	1,327,558	1,284,642	1,003,189	(0.5)%	31.7%
Money market accounts	1,534,975	1,610,640	1,637,092	566,369	(4.7)%	171.0%
Interest-bearing transaction & savings accounts	3,687,118	3,705,658	4,081,580	2,047,050	(0.5)%	80.1%
Interest-bearing certificates	1,208,671	1,287,873	1,353,870	765,780	(6.1)%	57.8%
Total deposits	$7,919,775	$8,029,861	$8,055,068	$4,297,145	(1.4)%	84.3%

GEOGRAPHIC CONCENTRATION OF DEPOSITS	Jun 30, 2016		Mar 31, 2016		Dec 31, 2015		Jun 30, 2015
	Amount	Percentage	Amount	Percentage	Amount	Percentage	Amount	Percentage
Washington	$4,158,639	52.5%	$4,209,332	52.4%	$4,219,304	52.4%	$2,858,101	66.5%
Oregon	1,686,160	21.3%	1,668,421	20.8%	1,648,421	20.4%	1,195,413	27.8%
California	1,485,795	18.8%	1,565,326	19.5%	1,592,365	19.8%	—	—%
Idaho	421,427	5.3%	428,681	5.3%	435,099	5.4%	243,631	5.7%
Utah	167,754	2.1%	158,101	2.0%	159,879	2.0%	—	—%
Total deposits	$7,919,775	100.0%	$8,029,861	100.0%	$8,055,068	100.0%	$4,297,145	100.0%

INCLUDED IN TOTAL DEPOSITS	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Jun 30, 2015
Public non-interest-bearing accounts	$102,486	$82,527	$85,489	$50,894
Public interest-bearing transaction & savings accounts	127,045	123,713	123,941	65,136
Public interest-bearing certificates	26,574	29,983	31,281	33,577

Total public deposits	$256,105	$236,223	$240,711	$149,607

Total brokered deposits	$92,982	$135,603	$162,936	$9,646

BANR - Second Quarter 2016 Results
July 26, 2016

ADDITIONAL FINANCIAL INFORMATION
(in thousands)
BUSINESS COMBINATIONS
ACQUISITION OF STARBUCK BANCSHARES, INC.*	October 1, 2015

Cash paid		$130,000
Fair value of common shares issued		630,674
Total consideration		760,674

Fair value of assets acquired:
Cash and cash equivalents	$95,821
Securities	1,037,238
Loans receivable	2,999,130
Real estate owned held for sale	6,105
Property and equipment	66,728
Core deposit intangible	33,500
Deferred tax asset	108,454
Other assets	113,009
Total assets acquired	4,459,985

Fair value of liabilities assumed:
Deposits	3,638,596
FHLB advances	221,442
Junior subordinated debentures	5,806
Other liabilities	56,359
Total liabilities assumed	3,922,203
Net assets acquired		537,782
Goodwill		$222,892

* Amounts recorded in this table are preliminary estimates of fair value.  Additional adjustments to the purchase price allocation may be required.

MERGER AND ACQUISITION EXPENSE	Quarters Ended			Six months ended
	Jun 30, 2016	Mar 31, 2016	Jun 30, 2015	Jun 30, 2016	Jun 30, 2015
By expense category:
Personnel severance/retention fees	$(24)	$1,313	$216	$1,288	$216
Professional services	599	852	2,946	1,451	4,226
Branch consolidation and other occupancy expenses	924	1,949	26	2,422	50
Client communications	126	251	4	377	70
Information/computer data services	532	1,417	466	1,949	506
Miscellaneous	255	1,031	227	1,737	465
Total merger and acquisition expense	$2,412	$6,813	$3,885	$9,224	$5,533

By acquisition:
Siuslaw Financial Group	94	—	856	94	1,526
Starbuck Bancshares, Inc. (AmericanWest)	2,318	6,813	3,029	9,130	4,007
Total merger and acquisition expense	$2,412	$6,813	$3,885	$9,224	$5,533

BANR - Second Quarter 2016 Results
July 26, 2016

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Actual		Minimum to be categorized as "Adequately Capitalized"		Minimum to be categorized as "Well Capitalized"
REGULATORY CAPITAL RATIOS AS OF JUNE 30, 2016	Amount	Ratio	Amount	Ratio	Amount	Ratio

Banner Corporation-consolidated:
Total capital to risk-weighted assets	$1,170,090	13.52%	$692,538	8.00%	$865,672	10.00%
Tier 1 capital to risk-weighted assets	1,085,123	12.54%	519,403	6.00%	519,403	6.00%
Tier 1 leverage capital to average assets	1,085,123	11.43%	379,622	4.00%	n/a	n/a
Common equity tier 1 capital to risk-weighted assets	1,025,640	11.85%	389,552	4.50%	n/a	n/a
Banner Bank:
Total capital to risk-weighted assets	1,055,434	12.48%	676,515	8.00%	845,644	10.00%
Tier 1 capital to risk-weighted assets	972,695	11.50%	507,386	6.00%	676,515	8.00%
Tier 1 leverage capital to average assets	972,695	10.56%	368,422	4.00%	460,527	5.00%
Common equity tier 1 capital to risk-weighted assets	972,695	11.50%	380,539	4.50%	549,668	6.50%
Islanders Bank:
Total capital to risk-weighted assets	39,344	19.94%	15,799	8.00%	19,749	10.00%
Tier 1 capital to risk-weighted assets	37,116	18.79%	11,850	6.00%	15,799	8.00%
Tier 1 leverage capital to average assets	37,116	13.39%	11,087	4.00%	13,859	5.00%
Common equity tier 1 capital to risk-weighted assets	37,116	18.79%	8,879	4.50%	12,825	6.50%

BANR - Second Quarter 2016 Results
July 26, 2016

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)
ANALYSIS OF NET INTEREST SPREAD	Quarter Ended
	June 30, 2016			March 31, 2016			June 30, 2015
	Average Balance	Interest and Dividends	Yield / Cost(3)	Average Balance	Interest and Dividends	Yield / Cost(3)	Average Balance	Interest and Dividends	Yield / Cost(3)
Interest-earning assets:
Mortgage loans	$5,715,740	$68,914	4.85%	$5,707,882	$68,743	4.84%	$3,092,690	$38,642	5.01%
Commercial/agricultural loans	1,504,969	17,816	4.76%	1,471,638	16,025	4.38%	960,818	10,509	4.39%
Consumer and other loans	140,355	2,205	6.32%	141,361	2,190	6.23%	128,040	1,927	6.04%
Total loans(1)	7,361,064	88,935	4.86%	7,320,881	86,958	4.78%	4,181,548	51,078	4.90%
Mortgage-backed securities	1,004,044	5,274	2.11%	1,004,811	5,390	2.16%	305,427	1,275	1.67%
Other securities	450,528	2,931	2.62%	427,496	2,772	2.61%	260,351	1,603	2.47%
Interest-bearing deposits with banks	95,668	101	0.42%	103,775	101	0.39%	159,191	109	0.27%
FHLB stock	18,911	80	1.70%	17,531	80	1.84%	16,903	11	0.26%
Total investment securities	1,569,151	8,386	2.15%	1,553,613	8,343	2.16%	741,872	2,998	1.62%
Total interest-earning assets	8,930,215	97,321	4.38%	8,874,494	95,301	4.32%	4,923,420	54,076	4.41%
Non-interest-earning assets	903,706			894,066			272,486
Total assets	$9,833,921			$9,768,560			$5,195,906
Deposits:
Interest-bearing checking accounts	$789,626	185	0.09%	$934,072	196	0.08%	$481,568	99	0.08%
Savings accounts	1,329,104	431	0.13%	1,307,369	423	0.13%	988,991	366	0.15%
Money market accounts	1,577,320	811	0.21%	1,620,524	862	0.21%	573,101	225	0.16%
Certificates of deposit	1,244,796	1,344	0.43%	1,328,741	1,465	0.44%	771,153	1,078	0.56%
Total interest-bearing deposits	4,940,846	2,771	0.23%	5,190,706	2,946	0.23%	2,814,813	1,768	0.25%
Non-interest-bearing deposits	3,029,890	—	—%	2,788,372	—	—%	1,489,940	—	—%
Total deposits	7,970,736	2,771	0.14%	7,979,078	2,946	0.15%	4,304,753	1,768	0.16%
Other interest-bearing liabilities:
FHLB advances	214,290	339	0.64%	169,204	279	0.66%	192	3	6.27%
Other borrowings	111,987	78	0.28%	102,865	75	0.29%	96,231	48	0.20%
Junior subordinated debentures	140,212	985	2.83%	140,212	958	2.75%	131,964	800	2.43%
Total borrowings	466,489	1,402	1.21%	412,281	1,312	1.28%	228,387	851	1.49%
Total funding liabilities	8,437,225	4,173	0.20%	8,391,359	4,258	0.20%	4,533,140	2,619	0.23%
Other non-interest-bearing liabilities(2)	62,858			63,014			2,966
Total liabilities	8,500,083			8,454,373			4,536,106
Shareholders' equity	1,333,838			1,314,187			659,800
Total liabilities and shareholders' equity	$9,833,921			$9,768,560			$5,195,906
Net interest income/rate spread		$93,148	4.18%		$91,043	4.12%		$51,457	4.18%
Net interest margin			4.20%			4.13%			4.19%
Additional Key Financial Ratios:
Return on average assets			0.86%			0.73%			1.02%
Return on average equity			6.32%			5.44%			8.05%
Average equity/average assets			13.56%			13.45%			12.70%
Average interest-earning assets/average interest-bearing liabilities			165.15%			158.39%			161.78%
Average interest-earning assets/average funding liabilities			105.84%			105.76%			108.61%
Non-interest income/average assets			0.84%			0.82%			1.25%
Non-interest expense/average assets			3.27%			3.46%			3.68%
Efficiency ratio(4)			70.27%			75.70%			70.61%

(1)	Average balances include loans accounted for on a nonaccrual basis and loans 90 days or more past due. Amortization of net deferred loan fees/costs is included with interest on loans.
(2)	Average other non-interest-bearing liabilities include fair value adjustments related to FHLB advances and junior subordinated debentures.
(3)	Yields and costs have not been adjusted for the effect of tax-exempt interest.
(4)	Non-interest expense divided by the total of net interest income (before provision for loan losses) and non-interest income.

BANR - Second Quarter 2016 Results
July 26, 2016

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)

ANALYSIS OF NET INTEREST SPREAD	Six months ended
	June 30, 2016			June 30, 2015
	Average Balance	Interest and Dividends	Yield/ Cost(3)	Average Balance	Interest and Dividends	Yield/ Cost(3)
Interest-earning assets:
Mortgage loans	$5,711,811	$137,658	4.85%	$3,003,444	$74,203	4.98%
Commercial/agricultural loans	1,488,304	33,841	4.57%	923,586	19,477	4.25%
Consumer and other loans	140,858	4,394	6.27%	124,593	3,763	6.09%
Total loans(1)	7,340,973	175,893	4.82%	4,051,623	97,443	4.85%
Mortgage-backed securities	1,004,427	10,664	2.14%	306,740	2,302	1.51%
Other securities	439,012	5,702	2.61%	263,058	3,220	2.47%
Interest-bearing deposits with banks	99,721	202	0.41%	125,384	162	0.26%
FHLB stock	18,221	161	1.78%	21,895	18	0.17%
Total investment securities	1,561,381	16,729	2.15%	717,077	5,702	1.60%
Total interest-earning assets	8,902,354	192,622	4.35%	4,768,700	103,145	4.36%
Non-interest-earning assets	898,887			250,935
Total assets	$9,801,241			$5,019,635
Deposits:
Interest-bearing checking accounts	$861,849	382	0.09%	$463,690	189	0.08%
Savings accounts	1,318,236	853	0.13%	959,585	710	0.15%
Money market accounts	1,598,922	1,673	0.21%	547,612	428	0.16%
Certificates of deposit	1,286,769	2,809	0.44%	770,270	2,174	0.57%
Total interest-bearing deposits	5,065,776	5,717	0.23%	2,741,157	3,501	0.26%
Non-interest-bearing deposits	2,909,131	—	—%	1,410,949	—	—%
Total deposits	7,974,907	5,717	0.14%	4,152,106	3,501	0.17%
Other interest-bearing liabilities:
FHLB advances	191,747	618	0.65%	8,920	20	0.45%
Other borrowings	107,426	153	0.29%	92,289	91	0.20%
Junior subordinated debentures	140,212	1,944	2.79%	129,048	1,541	2.41%
Total borrowings	439,385	2,715	1.24%	230,257	1,652	1.45%
Total funding liabilities	8,414,292	8,432	0.20%	4,382,363	5,153	0.24%
Other non-interest-bearing liabilities(2)	62,936			3,021
Total liabilities	8,477,228			4,385,384
Shareholders' equity	1,324,013			634,251
Total liabilities and shareholders' equity	$9,801,241			$5,019,635
Net interest income/rate spread		$184,190	4.15%		$97,992	4.12%
Net interest margin			4.16%			4.14%
Additional Key Financial Ratios:
Return on average assets			0.79%			1.02%
Return on average equity			5.88%			8.07%
Average equity/average assets			13.51%			12.64%
Average interest-earning assets/average interest-bearing liabilities			161.71%			160.49%
Average interest-earning assets/average funding liabilities			105.80%			108.82%
Non-interest income/average assets			0.83%			1.20%
Non-interest expense/average assets			3.36%			3.60%
Efficiency ratio(4)			72.96%			70.13%
(1)	Average balances include loans accounted for on a nonaccrual basis and loans 90 days or more past due. Amortization of net deferred loan fees/costs is included with interest on loans.
(2)	Average other non-interest-bearing liabilities include fair value adjustments related to FHLB advances and junior subordinated debentures.
(3)	Yields and costs have not been adjusted for the effect of tax-exempt interest.
(4)	Non-interest expense divided by the total of net interest income (before provision for loan losses) and non-interest income.

BANR - Second Quarter 2016 Results
July 26, 2016

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

* Non-GAAP Financial Measures (unaudited)
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures.  Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in Banner's core operations reflected in the current quarter's results and facilitate the comparison of our performance with the performance of our peers.  Where applicable, comparable earnings information using GAAP financial measures is also presented.

REVENUE FROM CORE OPERATIONS	Quarters Ended			Six months ended
	Jun 30, 2016	Mar 31, 2016	Jun 30, 2015	Jun 30, 2016	Jun 30, 2015
Net interest income before provision for loan losses	$93,148	$91,043	$51,457	$184,190	$97,992
Total non-interest income	20,537	19,959	16,141	40,497	29,838
Total GAAP revenue	113,685	111,002	67,598	224,687	127,830
Exclude net (gain) loss on sale of securities	380	(21)	28	359	537
Exclude change in valuation of financial instruments carried at fair value	377	(29)	(797)	348	(1,847)
Revenue from core operations (non-GAAP)	$114,442	$110,952	$66,829	$225,394	$126,520

ACQUISITION ACCOUNTING IMPACT ON NET INTEREST MARGIN	Quarters Ended			Six months ended
	Jun 30, 2016	Mar 31, 2016	Jun 30, 2015	Jun 30, 2016	Jun 30, 2015
Net interest income before provision for loan losses (GAAP)	$93,148	$91,043	$51,457	$184,190	$97,992
Exclude discount accretion on purchased loans	(3,214)	(1,689)	(414)	(4,903)	(627)
Exclude premium amortization on acquired certificates of deposit	(460)	(461)	(62)	(921)	(123)
Net interest income before discount accretion (non-GAAP)	$89,474	$88,893	$50,981	$178,366	$97,242

Average interest-earning assets (GAAP)	$8,930,215	$8,874,494	$4,923,420	$8,902,354	$4,768,700
Exclude average net loan discount on acquired loans	41,246	43,347	4,860	42,296	3,209
Average interest-earning assets before acquired loan discount (non-GAAP)	$8,971,461	$8,917,841	$4,928,280	$8,944,650	$4,771,909

Net interest margin (GAAP)	4.20%	4.13%	4.19%	4.16%	4.14%
Exclude impact on net interest margin from discount accretion	(0.14)	(0.08)	(0.03)	(0.11)	(0.03)
Exclude impact on net interest margin from CD premium amortization	(0.02)	(0.02)	—	(0.02)	—
Exclude impact of net loan discount on average earning assets	(0.03)	(0.02)	(0.01)	(0.02)	—
Net margin before discount accretion (non-GAAP)	4.01%	4.01%	4.15%	4.01%	4.11%

NON-INTEREST INCOME/EXPENSE FROM CORE OPERATIONS	Quarters Ended			Six months ended
	Jun 30, 2016	Mar 31, 2016	Jun 30, 2015	Jun 30, 2016	Jun 30, 2015
Total non-interest income (GAAP)	$20,537	$19,959	$16,141	$40,497	$29,838
Exclude net (gain) loss on sale of securities	380	(21)	28	359	537
Exclude change in valuation of financial instruments carried at fair value	377	(29)	(797)	348	(1,847)
Non-interest income from core operations (non-GAAP)	$21,294	$19,909	$15,372	$41,204	$28,528

Total non-interest expense (GAAP)	$79,887	$84,034	$47,734	$163,921	$89,649
Exclude acquisition related costs	(2,412)	(6,813)	(3,885)	(9,224)	(5,533)
Non-interest expense from core operations (non-GAAP)	$77,475	$77,221	$43,849	$154,697	$84,116

BANR - Second Quarter 2016 Results
July 26, 2016

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands except shares and per share data)
	Quarters Ended			Six months ended
	Jun 30, 2016	Mar 31, 2016	Jun 30, 2015	Jun 30, 2016	Jun 30, 2015
EARNINGS FROM CORE OPERATIONS
Net income (GAAP)	$20,957	$17,774	$13,249	$38,731	$25,383
Exclude net (gain) loss on sale of securities	380	(21)	28	359	537
Exclude change in valuation of financial instruments carried at fair value	377	(29)	(797)	348	(1,847)
Exclude acquisition-related costs	2,412	6,813	3,885	9,224	5,533
Exclude related tax expense (benefit)	(1,141)	(2,417)	(954)	(3,557)	(1,074)
Total earnings from core operations (non-GAAP)	$22,985	$22,120	$15,411	$45,105	$28,532

Diluted earnings per share (GAAP)	$0.61	$0.52	$0.64	$1.14	$1.25
Diluted core earnings per share (non-GAAP)	$0.67	$0.65	$0.74	$1.32	$1.41

NET EFFECT OF ACQUISITION-RELATED COSTS ON EARNINGS
Acquisition-related costs	$(2,412)	$(6,813)	$(3,885)	$(9,224)	$(5,533)
Related tax benefit	868	2,435	1,231	3,303	1,545
Total net effect of acquisition-related costs on earnings	$(1,544)	$(4,378)	$(2,654)	$(5,921)	$(3,988)

Diluted weighted average shares outstanding	34,117,151	34,103,727	20,789,533	34,090,647	20,301,448
Total net effect of acquisition-related costs on diluted weighted average earnings per share	$(0.05)	$(0.13)	$(0.13)	$(0.17)	$(0.20)

	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Jun 30, 2015
TANGIBLE COMMON SHAREHOLDERS' EQUITY TO TANGIBLE ASSETS
Shareholders' equity (GAAP)	$1,338,517	$1,320,155	$1,300,059	$660,650
Exclude goodwill and other intangible assets, net	278,307	280,409	285,210	26,891
Tangible common shareholders' equity (non-GAAP)	$1,060,210	$1,039,746	$1,014,849	$633,759

Total assets (GAAP)	$9,916,205	$9,745,594	$9,796,298	$5,194,258
Exclude goodwill and other intangible assets, net	278,307	280,409	285,210	26,891
Total tangible assets (non-GAAP)	$9,637,898	$9,465,185	$9,511,088	$5,167,367
Tangible common shareholders' equity to tangible assets (non-GAAP)	11.00%	10.98%	10.67%	12.26%

TANGIBLE COMMON SHAREHOLDERS' EQUITY PER SHARE
Tangible common shareholders' equity	$1,060,210	$1,039,746	$1,014,849	$633,759
Common shares outstanding at end of period	34,350,560	34,221,451	34,242,255	20,970,681
Common shareholders' equity (book value) per share (GAAP)	$38.97	$38.58	$37.97	$31.50
Tangible common shareholders' equity (tangible book value) per share (non-GAAP)	$30.86	$30.38	$29.64	$30.22

BANR - Second Quarter 2016 Results
July 26, 2016

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Jun 30, 2015
RATIO OF ADJUSTED ALLOWANCE FOR LOAN LOSSES TO ADJUSTED LOANS
Loans receivable (GAAP)	$7,325,925	$7,185,999	$7,314,504	4,245,322
Net loan discount on acquired loans	38,838	42,302	43,657	4,618
Adjusted loans (non-GAAP)	$7,364,763	$7,228,301	$7,358,161	4,249,940

Allowance for loan losses (GAAP)	$81,318	$78,197	$78,008	77,329
Net loan discount on acquired loans	38,838	42,302	43,657	4,618
Adjusted allowance for loan losses (non-GAAP)	$120,156	$120,499	$121,665	81,947

Adjusted allowance for loan losses / Adjusted loans (non-GAAP)	1.63%	1.67%	1.65%	1.93%